             BERKSHIRE HILLS BANCORP, INC. REPORTS CORE EPS GROWTH

                        DECLARES QUARTERLY CASH DIVIDEND

             Receives Regulatory Approvals for 2 New York Branches


PITTSFIELD, MA--January 26, 2006--Berkshire Hills Bancorp, Inc. (NASDAQ:
BHLB), the holding company for Berkshire Bank ("the Bank"), today reported $2.11 in core earnings per diluted share for the year 2005, a 10% increase compared to $1.92 for the year 2004. Core earnings totaled $15.8 million in the year 2005, increasing by 44% primarily due to the acquisition of Woronoco Bancorp, Inc. on June 1, 2005. Core earnings per share growth was less than core earnings growth, primarily due to the issuance of shares for the acquisition.

The Company reported GAAP net income of $8.2 million ($1.10 per diluted share) for the year 2005, including an $8.8 million non-cash charge related to the termination of the Bank's Employee Stock Ownership Plan (ESOP). This charge did not reduce stockholders' equity. GAAP net income for the year 2004 was $11.5 million ($2.01 per diluted share).

The Company also reported core earnings for the fourth quarter of 2005 were $4.6 million ($0.52 per diluted share), compared to $2.9 million ($0.51 per diluted share) in the same quarter of 2004. Fourth quarter 2005 GAAP net income totaled $4.8 million ($0.55 per diluted share), compared to $3.2 million ($0.55 per diluted share) in the fourth quarter of 2004.

Fourth quarter financial highlights (compared to prior quarter) include:

         -- The net interest margin increased to 3.36%, the highest quarterly level in 2005.

         -- Annualized deposit growth was 10% (excluding brokered deposits) and commercial loan growth was 8%.

         -- Total fee income increased by 10%.

Commenting on the Company's performance, Michael P. Daly, President and Chief Executive Officer of the Company and the Bank, stated, "Our strong performance in 2005 was due to both organic growth and strategic acquisitions. The Company's improved profitability also reflects our increased efficiency and continuing strong asset quality. We bolstered our efficiency with 37% cost saves in the Woronoco acquisition, which compared favorably to our 30% original target. The most recent quarter was the first quarter after our integration of Woronoco. Our emphasis was on developing the structure for accelerated organic growth in our major markets, which we announced at our investor conference last month, as we transition from a community to a regional bank. We recruited leadership to launch this effort in New York and expect to complete recruitment for our leadership team in Pioneer Valley. We also added a Chief Credit/Risk Officer to our senior management team. Furthermore, we completed the acquisition of two insurance agencies, improving our position as the premier insurance provider in our Massachusetts markets, and we intend to consummate additional insurance acquisitions in our major markets."

DIVIDEND DECLARED

The Board of Directors declared a quarterly cash dividend of $0.14 per share, payable on February 21, 2006, to stockholders of record at the close of business on February 6, 2006.

NEW YORK EXPANSION

The Company also announced additional plans for its expansion in New York with its receipt of regulatory approvals to open Bank branches in Delmar and Guilderland. The Company expects to open these new branches as well as the previously announced East Greenbush branch in the second quarter of 2006. Announcements will be made later of the opening dates for these branches.

CORE NET INCOME

The following table represents a reconciliation of GAAP net income to core net income and earnings per share.

                                 4Q2005    3Q2005    4Q2004    FY2005    FY2004
                                  (In thousands, except earnings per share)
                                --------  --------  --------  --------  --------

Net income  - GAAP              $4,838    $4,746    $3,177   $ 8,226    $11,509

Less: Gain on sale of
 securities, net                   592       541       265     2,313        953
Plus:  Non-recurring loss
 from discontinued
 operations                          -         -         -         -        431
Plus:  ESOP termination
 expense                           113         -         -     8,492          -
Plus:  Merger and
 conversion expense                236       538         -     1,400          -

Net income - core               $4,595    $4,743    $2,912   $15,805    $10,987

Earnings per diluted share
 - GAAP                          $0.55     $0.54     $0.55     $1.10      $2.01
Earnings per diluted share
 - core                          $0.52     $0.54     $0.51     $2.11      $1.92
Average diluted shares
 outstanding                     8,813     8,856     5,725     7,503      5,731

Note: All adjustments to arrive at core net income are stated net of taxes.

FINANCIAL CONDITION

Total assets were $2.0 billion at December 31, 2005, up from $1.3 billion at year-end 2004. The increase included approximately $850 million in assets related to the Woronoco acquisition, and is net of a reduction of $243 million in loans and securities under a de-leveraging plan executed in conjunction with the acquisition. Most categories of assets and liabilities increased primarily due to the acquisition of Woronoco and secondarily to organic growth. Total assets at the end of the fourth quarter were relatively unchanged from the prior quarter-end.

Loans totaled $1.42 billion at December 31, 2005, increasing by $588 million (71%) from year-end 2004. Loan growth included $528 million related to the Woronoco acquisition, consisting primarily of residential first and second mortgages. Excluding the impact of the loans acquired through the Woronoco acquisition and $4 million in third quarter loan sales, total loans increased by $64 million in 2005, growing at an 8% annual rate. In the fourth quarter, total loans were relatively unchanged. Annualized commercial loan growth of 8% was offset by runoff in the residential mortgage and consumer loan portfolios.

Investment securities totaled $421 million at year-end, increasing by $6 million (2%) compared to year-end 2004. The impact of the purchased Woronoco securities was offset by the de-leveraging program, the sale of $46 million in securities to provide funds for the acquisition, and ongoing amortization during the year. Total investment securities decreased by 1% during the most recent quarter, due to sales and runoff. During the year, the Company emphasized the origination of higher-yielding loans and utilized cash flows from securities to help fund this growth.

Deposits totaled $1.37 billion at year-end, increasing by $525 million (62%) from year-end 2004. Deposit growth included $443 million related to the Woronoco acquisition. Excluding the impact of the acquired Woronoco deposits, total deposits increased by $82 million for the year, growing at a 10% rate. Total deposits, excluding brokered time deposits, increased at a 10% annualized rate during the most recent quarter. Deposit growth in the Company's New York branches totaled $33 million for the year and $11 million for the quarter, accounting for about 40% and 35% of the total organic deposit growth for these periods, respectively. Borrowings also increased during the year due to the acquisition but decreased in the most recent quarter due to deposit growth.

Stockholders' equity totaled $246 million at year-end 2005, increasing by $114 million, or 87%, from year-end 2004. Consideration for the Woronoco acquisition included the issuance of 2.93 million common shares valued at $108 million, with an additional $4 million credit to equity for the value of outstanding Woronoco stock options. The ESOP termination did not reduce stockholders' equity because the related charge to earnings was offset by credits to unearned compensation and additional paid-in capital. These credits also offset the $5 million impact of the transfer of 146,971 shares of treasury stock, which represented full payment of the ESOP loan. The contribution of net income to stockholders' equity was mostly offset by dividends, additional treasury stock purchases, and a decrease in accumulated other comprehensive income due to lower securities prices.

Goodwill increased to $88 million and identifiable intangible assets increased to $12 million due to the Woronoco acquisition. As a result, tangible book value per share was $17.15 at December 31, 2005, compared to $21.19 at year-end 2004. The ratio of tangible equity to tangible assets was 7.56% at year-end 2005, down from 9.55% at year-end 2004 due to acquisition goodwill. The ratio of equity to assets increased to 12.1% from 10.1% for these respective dates due to the issuance of shares related to the Woronoco acquisition.

During 2005, the Company repurchased 221,000 common shares, totaling $7.52 million, at an average share price of $34.00. Repurchases in the most recent quarter totaled 14,500 shares at a $32.03 average price. Additionally, treasury shares include 146,971 shares allocated by the ESOP for the repayment of its loan at the time of termination. Also during the year, the Company paid total cash dividends of $3.71 million. The quarterly cash dividend paid was increased from $0.12 per share to $0.14 per share, a 17% increase, beginning in the third quarter.

ASSET QUALITY

Asset quality indicators remained favorable throughout 2005. The loans added through the Woronoco acquisition were primarily concentrated in comparatively low risk residential mortgage and home equity loans. The rate of net loan charge-offs to total average loans remained comparatively low at 0.08% for the year 2005. Additionally, the ratio of non-performing assets to total assets declined to 0.06% at year-end 2005, compared to 0.09% at year-end 2004. The year-end 2005 allowance for loan losses measured 0.92% of total loans, and the ratio of the allowance to non-performing loans remained strong at 1096% at year-end 2005, compared to 811% at year-end 2004.

RESULTS OF OPERATIONS

All major categories of income and expense increased in 2005 primarily due to the acquisition of Woronoco Bancorp on June 1, 2005. Core earnings per share reflects the ongoing business operations of the Company and includes the impact of shares issued in conjunction with the Woronoco acquisition. Core earnings per share increased by 2% and 10% for the fourth quarter and year in 2005, respectively, compared to 2004. In addition to the benefits of the Woronoco merger, these increases reflected the benefit of organic loan and deposit growth recorded by the Company over this period. The improvements also reflected the benefit of higher service fee income, including wealth management service fees, as well as the benefit of controlled expense growth and gains on the sale of securitized loans.

Major items that created a difference between core earnings and net income were ESOP termination charges, merger/conversion charges, and net securities gains. The ESOP termination was a one-time event in 2005. Merger and conversion expense consisted primarily of costs related to systems conversions, interim systems, and operations integrations, as well as the cost of interim Woronoco staff retained through the conversion dates. Net securities gains primarily represented gains on equity sales as the Company adjusted its position to decrease exposure to equity market fluctuations.

Core earnings of $4.6 million were slightly lower than GAAP net income of $4.8 million in the most recent quarter because securities gains exceeded non-core charges. For the year 2005, core earnings of $15.8 million were 92% higher than GAAP net income of $8.2 million due mainly to the non-core ESOP termination expense.

The Company's core return on tangible assets measured 1.02% in the fourth quarter of 2005. This exceeded the 0.96% GAAP return on assets primarily due to the non-cash impact of the amortization of intangibles. The core return on tangible equity measured 13.5% in the fourth quarter of 2005. Analysis of equity net of intangibles is common in the industry due to the impact of merger transactions. Primarily due to the goodwill associated with the Woronoco acquisition, this measure exceeded the GAAP return on equity of 7.9% for this period. The efficiency ratio measured 57.1% for this most recent quarter.

Berkshire's net interest margin increased to 3.36% in the fourth quarter of 2005, compared to 3.31% in the third quarter and 3.26% in the second quarter. The Company has benefited from the Bank's positive sensitivity to higher interest rates, its deposit and loan pricing strategies, and the de-leveraging program. The Company has emphasized low cost transaction accounts in its deposit promotions. Due to a 2% decrease in average earning assets, net interest income did not change significantly in the fourth quarter of 2005, compared to the third quarter.

The Company's non-interest income totaled $4.3 million in the most recent quarter, compared to $4.0 million in the previous quarter. Total service fee income increased by $264 thousand (10%) in the most recent quarter, compared to the prior quarter, including the benefit of higher insurance revenues. Net securities gains were $882 thousand and $832 thousand in these two quarters, respectively. Excluding these gains, the ratio of core non-interest income to average assets improved to 0.67% from 0.60% in these quarters. Including these gains, the GAAP ratio of non-interest income to average assets increased to 0.85% from 0.77% in these quarters.

Non-interest expense totaled $11.8 million in the fourth quarter of 2005, compared to $11.6 million in the prior quarter, including a non-core $168 thousand ESOP termination charge. The ratio of core tangible non-interest expense to average assets was 2.13% and 1.99% in these two quarters, respectively. Fourth quarter expenses included incentive related compensation and $383 thousand in costs of recently opened New York branches and expanded commercial lending, up from $190 thousand in the prior quarter. The GAAP ratio of non-interest expense to average assets measured 2.32% and 2.25% in these quarters, respectively. The effective tax rate measured 33.0% in the fourth quarter of 2005, compared to 34.1% in the third quarter.

CONFERENCE CALL

Michael P. Daly, President and Chief Executive Officer, and Wayne F. Patenaude, Senior Vice President, Treasurer and Chief Financial Officer, will host a conference call at 10:00 a.m. (EST) on Friday, January 27, 2006. Persons wishing to access the conference call may do so by dialing 1-877-407-8035. Replays of the conference call will be available beginning January 27, 2006 at 1:00 p.m.
(EST) through February 2, 2006 at 11:59 p.m. (EST) by dialing 1-877-660-6853 and using Account #286 and Conference ID#184282 (both numbers are needed to access the replay).

BACKGROUND

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branch offices serving communities throughout Western Massachusetts and Northeastern New York. The Bank is committed to operating as an independent super-community bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers. For more information on Berkshire Hills Bancorp, Inc. or Berkshire Bank, visit www.berkshirebank.com or call 413-443-5601.

FORWARD-LOOKING STATEMENTS

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; the quality or composition of the loan and investment portfolios; and the achievement of anticipated future earnings benefits from recent acquisitions. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This press release contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles
(GAAP). The Company's management uses certain non-GAAP measures for operational and investment decisions and believes that these measures are among several useful measures for understanding its operating results, performance trends, and financial condition. These measures should not be construed as a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables and elsewhere in this release.

NEWS CONTACT: Wayne F. Patenaude
              Senior Vice President, Treasurer
              and Chief Financial Officer
              413-236-3195

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
                                                        Unaudited
                                             -----------------------------------
                                              Dec. 31,    Sept. 30,    Dec. 31,
                                                2005        2005         2004
                                             ----------- ----------- -----------
                                                     (In thousands)
Assets
    Cash and due from banks                  $   30,977  $   30,335  $   15,237
    Short-term investments                          110       1,177       2,665
                                             ----------- ----------- -----------
         Total cash and cash
            equivalents                          31,087      31,512      17,902
                                             ----------- ----------- -----------

    Securities available-for-sale,
     at fair value                              390,876     398,937     384,421
    Securities held-to-maturity, at
     amortized cost                              29,908      26,951      29,942
    Loans held for sale                           2,093       1,852       1,053

    Total loans                               1,416,449   1,412,109     828,179
    Less: Allowance for loan losses             (13,001)    (13,123)     (9,337)
                                             ----------- ----------- -----------
            Net loans                         1,403,448   1,398,986     818,842
                                             ----------- ----------- -----------

    Premises and equipment, net                  26,236      26,547      14,780
    Accrued interest receivable                   8,508       8,177       5,472
    Goodwill                                     88,092      87,791       6,782
    Identifiable intangible assets               11,524      11,951         472
    Bank owned life insurance                    19,002      18,800      18,200
    Cash surrender value - other
     life insurance                              11,503      11,431       5,862
    Other assets                                 13,276      10,156       6,387
                                             ----------- ----------- -----------
            Total assets                     $2,035,553  $2,033,091  $1,310,115
                                             =========== =========== ===========
Liabilities and Stockholders'
 Equity
    Deposits                                 $1,371,218  $1,347,751  $  845,789
    Borrowings                                  397,453     421,074     327,926
   Trust preferred indebtedness                  15,464      15,464           -
    Accrued expenses and other
     liabilities                                  5,352       3,165       4,664
                                             ----------- ----------- -----------
            Total liabilities                 1,789,487   1,787,454   1,178,379
                                             ----------- ----------- -----------
    Stockholders' equity:
        Preferred stock ($.01 par
         value; 1,000,000 shares
           authorized; none issued
            or outstanding)                           -           -           -
        Common stock ($.01 par
         value; 26,000,000 shares
         authorized;  10,600,472 shares
         issued at December 31, 2005,
         10,600,472 at September 30, 2005,
         and 7,673,761 at December 31, 2004;
         shares outstanding: 8,539,868 at
         December 31, 2005; 8,563,515 at
         September 30, 2005, and 5,873,563
         at December 31, 2004)                      106         106          77
    Additional paid-in capital                  198,667     198,744      77,588
    Unearned compensation                        (1,435)     (1,788)     (7,414)
    Retained earnings                            99,429      95,811      94,996
    Accumulated other comprehensive
     income                                      (2,239)        400       4,214
    Treasury stock at cost
     (2,060,604 shares at
     December 31, 2005, 2,036,957
     at September 30, 2005, and
     1,800,198 at December 31, 2004)            (48,462)    (47,636)    (37,725)
                                             ----------- ----------- -----------
             Total stockholders'
              equity                            246,066     245,637     131,736
                                             ----------- ----------- -----------
             Total liabilities and
              stockholders' equity           $2,035,553  $2,033,091  $1,310,115
                                             =========== =========== ===========

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

                                  LOAN ANALYSIS

                                                     Unaudited
                                ------------------------------------------------
                                 December 31,    September 30,   December  31,
                                     2005            2005            2004
                                --------------- --------------- ---------------
                                        Percent          Percent         Percent
                                          of               of              of
                                Balance  Total  Balance   Total  Balance  Total
                                ------- ------- ------- ------- ------- -------
                                            (Dollars in millions)
Residential real
 estate loans:
     Residential one-
      to four-family            $  514     37 % $  517     37 % $  217     26 %
     Residential land
      development and
      construction                  35      2       34      2       18      2
                                ------- ------- ------- ------- ------- -------
          Total
           residential
           real estate
           loans                   549     39      551     39      235     28

Commercial real estate
 loans:
     Commercial one-to
      four-family                   20      1       21      1       16      2
     Commercial land
      development and
      construction                  59      4       51      4       21      3
     Multi-family                   49      3       47      3       16      2
     Other commercial
      real estate                  283     20      279     20      208     25
                                ------- ------- ------- ------- ------- -------
          Total
           commercial
           real estate
           loans                   411     28      398     28      261     32

Commercial business
 loans                             159     11      161     11      151     18
Consumer loans:
     Automobile                    148     11      150     11      123     15
     Home equity  and
      other loans                  149     11      152     11       58      7
                                ------- ------- ------- ------- ------- -------
          Total consumer
           loans                   297     22      302     22      181     22
                                ------- ------- ------- ------- ------- -------
Total loans                     $1,416    100 % $1,412    100 % $  828    100 %
                                ======= ======= ======= ======= ======= =======


                                DEPOSIT ANALYSIS

                                                Unaudited
                              ------------------------------------------------
                               December 31,   September 30,    December 31,
                                   2005            2005            2004
                              -----------------------------------------------
                              Percent          Percent        Percent
                                of               of              of
                              Balance  Total  Balance   Total  Balance  Total
                              ------- ------- ------- ------- ------- -------
                                            (Dollars in millions)
Demand deposit accounts       $  180     13 % $  178     13 % $  110     13 %
NOW accounts                     149     11      145     11      101     12
Money market accounts            245     18      241     18      156     19
Savings accounts                 222     16      231     17      163     19
                              ------- ------- ------- ------- ------- -------
     Total core accounts         796     58      795     59      530     63

Certificates of
 deposit - regular               517     38      487     36      315     37
Certificates of
 deposit - brokered               58      4       66      5        -      -
                              ------- ------- ------- ------- ------- -------
     Total
      certificates of
      deposit                    575     42      553     41      315     37

     Total deposits           $1,371    100 % $1,348    100 % $  845    100 %
                              ======= ======= ======= ======= ======= =======

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------
                                                  Unaudited
                                   -----------------------------------------
                                   Three Months Ended   Twelve Months Ended
                                   -------------------   -------------------
                                   Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
                                     2005       2004       2005       2004
                                   --------   --------   --------   --------
                                    (In thousands, except earnings per share)
Interest and dividend income
    Loans                          $21,820    $11,519    $70,103    $43,766
    Debt securities                  4,135      3,984     15,711     16,100
    Equity securities dividends        544        289      1,806      1,176
    Short-term investments              13         15        112         39
                                   --------   --------   --------   --------
        Total interest and
         dividend income            26,512     15,807     87,732     61,081
                                   --------   --------   --------   --------
Interest expense
    Deposits                         7,359      3,183     21,048     12,393
    Borrowings                       4,116      2,425     15,067      8,331
                                   --------   --------   --------   --------
         Total interest expense     11,475      5,608     36,115     20,724
                                   --------   --------   --------   --------

Net interest income                 15,037     10,199     51,617     40,357
Provision for loan losses              315        425      1,313      1,565
                                   --------   --------   --------   --------
Net interest income after
 provision for loan losses          14,722      9,774     50,304     38,792
                                   --------   --------   --------   --------
Non-interest income
    Customer service fees            1,452        609      4,539      2,347
    Wealth management service fees     729        714      2,742      2,670
    Insurance fees                     664          1      1,343         27
    Loan service fees                  189        129        749        374
    Increase in cash surrender
     value of life insurance           244        196        893        639
    Gain on sales of securities,
     net                               882        390      3,532      1,402
    Gain on sale of loans, and
     securitized loans, net              -         81        773        166
    Other non-interest income          137         78        352        139
                                   --------   --------   --------   --------
      Total non-interest income      4,297      2,198     14,923      7,764
                                   --------   --------   --------   --------
Non-interest expense
    Salaries and employee benefits   5,758      4,195     20,281     16,882
    Termination of Employee Stock
     Ownership Plan                    168          -      8,836          -
    Occupancy and equipment          1,799      1,055      5,798      4,085
    Marketing and advertising          355        357      1,088        991
    Data processing                    571        381      1,894      1,411
    Professional services              471        326      1,899      1,552
    Foreclosed real estate and
     repossessed assets, net           187        118        743        522
    Merger and conversion expense      352          -      2,142          -
    Amortization of intangible
     assets                            481          2      1,140         98
    Other non-interest expense       1,658        866      5,177      3,436
                                   --------   --------   --------   --------
      Total non-interest expense    11,800      7,300     48,998     28,977
                                   --------   --------   --------   --------
    Income from continuing
     operations before income taxes  7,219      4,672     16,229     17,579
    Provision for income taxes       2,381      1,495      8,003      5,639
                                   --------   --------   --------   --------
      Income from continuing
       operations                   4,838       3,177      8,226     11,940
                                   --------   --------   --------   --------
    Loss from discontinued
     operations                         -           -          -       (653)
    Income tax benefit                  -           -          -       (222)
                                   --------   --------   --------   --------
    Net loss from discontinued
     operations                         -           -          -       (431)
                                   --------   --------   --------   --------
    Net income                     $4,838     $ 3,177    $ 8,226    $11,509
                                   ========   ========   ========   ========
Earnings per share
    Basic                           $0.57       $0.60      $1.16      $2.18
    Diluted                         $0.55       $0.55      $1.10      $2.01
Weighted average shares
 outstanding
    Basic                           8,420       5,281      7,122      5,284
    Diluted                         8,813       5,725      7,503      5,731

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                              Unaudited
                                           Quarters Ended
                            ------------------------------------------
                             Dec.31, Sept.30, June 30, Mar.31, Dec.31,
                               2005    2005     2005    2005    2004
                            --------- ------- -------- ------- -------
                              (In thousands, except earnings per share)
Interest and dividend income
    Residential mortgage      $7,142  $7,101  $ 4,444  $3,059  $2,967
    Commercial real estate     7,001   6,673    4,977   4,044   3,761
    Commercial business
     loans                     2,865   2,884    2,505   2,222   2,216
    Auto loans                 2,256   2,274    1,991   1,806   1,863
    Other consumer             2,556   2,217    1,309     785     712
                            --------- ------- -------- ------- -------
        Total interest on
         loans                21,820  21,149   15,226  11,916  11,519
    Securities                 4,679   4,628    4,100   4,110   4,273
    Short-term investments        13      62       22      11      15
                            --------- ------- -------- ------- -------
     Total interest and
      dividend income         26,512  25,839   19,348  16,037  15,807
                            --------- ------- -------- ------- -------
Interest expense
    Deposits                   7,359   5,979    4,318   3,373   3,183
    Borrowings                 4,116   4,806    3,522   2,637   2,425
                            --------- ------- -------- ------- -------
      Total interest expense  11,475  10,785    7,840   6,010   5,608
                            --------- ------- -------- ------- -------

Net interest income           15,037  15,054   11,508  10,027  10,199
Provision for loan losses        315     204      300     493     425
                            --------- ------- -------- ------- -------
Net interest income after
 provision for loan losses    14,722  14,850   11,208   9,534   9,774
                            --------- ------- -------- ------- -------

Non-interest income
    Customer service fees      1,452   1,439    1,033     616     609
    Wealth management
     service fees                729     680      663     670     714
    Insurance fees               664     472      175      32       1
    Loan service fees            189     179      198     174     129
    Increase in cash
     surrender value of life
     insurance                   244     245      200     203     196
    Gain on sale of
     securities, net             882     832    1,388     429     390
    Gain on sale of loans,
     and securitized loans,
     net                           -      22      162     588      81
    Other non-interest
     income                      137      86       97      32      78
                            --------- ------- -------- ------- -------
      Total non-interest
       income                  4,297   3,955    3,916   2,744   2,198
                            --------- ------- -------- ------- -------

Non-interest expense
    Salaries and benefits      5,758   5,699    4,485   4,335   4,195
    Termination of Employee
     Stock Ownership Plan        168       -    8,667       -       -
    Occupancy and equipment    1,799   1,655    1,212   1,140   1,055
    Marketing and
     advertising                 355     372      200     161     357
    Data processing              571     518      454     347     381
    Professional services        471     590      363     423     326
    Foreclosed real estate
     and other loans, net        187     241      218      94     118
    Merger and conversion
     expense                     352     828      963       -       -
    Amortization of
     intangible assets           481     481      156      30       2
    Other non-interest
     expense                   1,658   1,216    1,343   1,006     866
                            --------- ------- -------- ------- -------
      Total non-interest
       expense                11,800  11,600   18,061   7,536   7,300
                            --------- ------- -------- ------- -------

      Income (loss) before
       income taxes            7,219   7,205   (2,937)  4,742   4,672
      Provision for income
       taxes                   2,381   2,459    1,671   1,490   1,495
                            --------- ------- -------- ------- -------
      Net income (loss)       $4,838  $4,746  $(4,608) $3,252  $3,177
                            ========= ======= ======== ======= =======
Earnings (loss) per share
    Basic                      $0.57   $0.56   $(0.74)  $0.61   $0.60
    Diluted                    $0.55   $0.54   $(0.74)  $0.57   $0.55
Weighted average shares
 outstanding
    Basic                      8,420   8,456    6,257   5,300   5,281
    Diluted                    8,813   8,856    6,257   5,691   5,725
Dividends per share            $0.14   $0.14    $0.12   $0.12   $0.12

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
----------------------------------------------------------------------
                                             Unaudited
                                   At or For the Quarters Ended
                           -------------------------------------------
                            Dec.31,   Sept.30, June 30, Mar.31, Dec.31,
                             2005       2005     2005    2005    2004
                           --------- -------- -------- ------- -------
                                      (Dollars in thousands)
----------------------------------------------------------------------
NON-PERFORMING ASSETS
----------------------------------------------------------------------
Non-accrual loans:
    Residential mortgage    $   360  $   393  $   663  $  298  $  327
    Commercial real estate      127      130      209     144     147
    Commercial                  553      876      613     832     523
    Indirect automobile
     loans                       75      106       78      95     154
    Other consumer               71       55       29       1       1
                           --------- -------- -------- ------- -------
        Total non-accrual
         loans              $ 1,186  $ 1,560  $ 1,592  $1,370  $1,152
Real estate owned ("REO")         -        -        -       -       -
                           --------- -------- -------- ------- -------
        Total non-
         performing assets  $ 1,186  $ 1,560  $ 1,592  $1,370  $1,152
                           ========= ======== ======== ======= =======

Non-performing loans as a
 percentage of total loans     0.08%    0.11%    0.11%   0.16%   0.14%
Non-performing assets to
 total assets                  0.06%    0.08%    0.08%   0.11%   0.09%

----------------------------------------------------------------------
PROVISION AND ALLOWANCE FOR LOAN LOSSES
----------------------------------------------------------------------
Balance at beginning of
 period                     $13,123  $13,044  $ 9,645  $9,337  $9,392
Charge-offs                    (538)    (284)    (391)   (328)   (737)
Recoveries                      101      159      169     143     257
                           --------- -------- -------- ------- -------
    Net loan charge-offs       (437)    (125)    (222)   (185)   (480)
Allowance attributed to
 acquired loans                   -        -    3,321       -       -
Provision for loan losses       315      204      300     493     425
                           --------- -------- -------- ------- -------
Balance at end of period    $13,001  $13,123  $13,044  $9,645  $9,337
                           ========= ======== ======== ======= =======

Allowance for loan losses
 as a percentage of
   non-performing loans        1096%     841%     819%    704%    811%
Allowance for loan losses
 as a percentage of total
 loans                         0.92%    0.93%    0.92%   1.13%   1.13%

----------------------------------------------------------------------
NET LOAN (CHARGE-OFFS) RECOVERIES
----------------------------------------------------------------------
Residential mortgage             $-       $-       $-      $-      $-
Commercial real estate            -        -        -       -    (137)
Commercial loans               (268)       4     (109)     (4)   (164)
Consumer loans (primarily
 automobile loans)             (169)    (129)    (113)   (181)   (179)
                           --------- -------- -------- ------- -------
         Total              $  (437) $  (125) $  (222) $ (185) $ (480)
                           ========= ======== ======== ======= =======

Net charge-offs as a
 percentage of total
 average loans                 0.03%    0.01%    0.02%   0.02%   0.06%

----------------------------------------------------------------------
AVERAGE FICO SCORES OF
 CONSUMER AUTOMOBILE LOANS      716      715      711     708     705
----------------------------------------------------------------------

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL RATIOS
-------------------------------------------------------------------------------
                                                     Unaudited
                                            At or For the Quarters Ended
                                     ------------------------------------------
                                      Dec.31, Sept.30, June 30, Mar.31, Dec.31,
                                       2005    2005      2005    2005    2004
                                     -------- -------  -------- ------- -------
PERFORMANCE RATIOS (annualized)(1)
   Return (loss) on assets              0.96 %  0.92 % (1.19)%  1.00 %  0.97 %
   Core return on tangible
    assets                              1.02    1.04    0.94    0.91    0.90
   Return (loss) on
    stockholders' equity                7.89    7.90  (11.26)   9.94    9.72
   Core return on tangible
    stockholders' equity               13.49   14.47   11.42    9.52    9.46
   Net interest margin,
    fully taxable equivalent            3.36    3.31    3.26    3.34    3.37
   Core non-interest income
    to assets                           0.67    0.60    0.65    0.71    0.55
   Non-interest income to
    assets                              0.85    0.77    1.00    0.84    0.67
   Core tangible non-
    interest expense to
    assets                              2.13    1.99    2.12    2.29    2.22
   Non-interest expense to
    assets                              2.32    2.25    4.62    2.30    2.22
   Average earning assets to
    assets                             90.43   90.35   92.29   94.44   94.51
   Efficiency ratio                    57.14   55.32   58.00   59.80   59.54

CAPITAL RATIOS
   Stockholders' equity to
    total assets                       12.09   12.08   11.80    9.92   10.06
   Tangible stockholders'
    equity to tangible
    assets                              7.56    7.55    7.25    9.42    9.55

SHARE DATA
   Book value per share               $28.81  $28.68  $28.45  $22.01  $22.43
   Tangible book value per
    share                              17.15   17.04   16.56   20.77   21.19
   Stock price
                      High             35.57   35.20   34.90   37.64   38.01
                      Low              31.75   31.90   30.97   33.40   35.40
                      Close            33.50   34.00   33.32   33.75   37.15

    (1) All performance ratios are based on average balance sheet amounts, where applicable.

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES AVERAGE BALANCES
                 ---------------------------------------------------------------
                                             Unaudited
                                           Quarters Ended
                    ----------------------------------------------------------
                     Dec. 31,    Sept. 30,    June 30,    Mar. 31,    Dec. 31,
                       2005        2005        2005         2005        2004
                    ----------------------------------------------------------
                                     (In thousands)
Assets
Loans
  Residential
   mortgage         $  554,328  $  561,048  $  352,776  $  239,755  $  234,817
  Commercial
   real estate         398,867     396,212     314,778     276,417     255,901
  Commercial
   business            159,741     165,414     154,405     140,139     153,385
  Auto loans           147,695     146,138     134,237     125,038     121,736
  Other consumer       151,222     154,209      91,303      58,669      56,150
                    ----------  ----------  ----------  ----------  ----------
  Total loans        1,411,853   1,423,021   1,047,499     840,018     821,989
Securities             425,237     435,853     393,962     396,473     416,854
Short-term
 investments               538       7,028       1,873       1,672       2,628
                    ----------  ----------  ----------  ----------  ----------
  Total earning
   assets            1,837,628   1,865,902   1,443,334   1,238,163   1,241,471
Intangible
 assets                 99,862     100,955      38,879       7,254       7,256
Other assets            94,608      98,394      81,732      65,606      64,805
                    ----------  ----------  ----------  ----------  ----------
  Total assets      $2,032,098  $2,065,251  $1,563,945  $1,311,023  $1,313,532
                    ==========  ==========  ==========  ==========  ==========

Liabilities and
 stockholders'
 equity
Deposits
  NOW               $  143,120  $  135,638  $  112,775  $   94,809  $   99,394
  Money market         251,462     241,088     183,273     158,862     168,137
  Savings              226,267     240,396     192,250     163,553     167,031
  Certificates
   of deposit          558,963     515,120     384,443     319,682     316,898
                    ----------  ----------  ----------  ----------  ----------
    Total
     interest
     bearing
     deposits        1,179,812   1,132,242     872,741     736,906     751,460
Borrowings             424,293     499,877     387,208     330,448     318,422
                    ----------  ----------  ----------  ----------  ----------
    Total
     interest
     bearing
     liabilities     1,604,105   1,632,119   1,259,949   1,067,354   1,069,882
Non-interest-
 bearing demand
 deposits              175,025     185,183     129,700     107,835     108,832
Other
 liabilities             6,661       6,409       9,579       3,781       4,019
                    ----------  ----------  ----------  ----------  ----------
    Total
     liabilities     1,785,791   1,823,711   1,399,228   1,178,970   1,182,733
Stockholders'
 equity                246,307     241,540     164,717     132,053     130,799
                    ----------  ----------  ----------  ----------  ----------
  Total
   liabilities
   and equity       $2,032,098  $2,065,251  $1,563,945  $1,311,023  $1,313,532
                    ==========  ==========  ==========  ==========  ==========
Supplementary data
    Total core
     deposits       $  795,874  $  802,305  $  617,998  $  525,059  $  543,394
    Total
     deposits        1,354,837   1,317,425   1,002,441     844,741     860,292
                    ----------------------------------------------------------
Notes:

    (1) Average balances for securities available-for-sale are based on amortized cost.

    (2) Average balances reflect the acquisition of Woronoco Bancorp, Inc. on June 1, 2005.

          BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES AVERAGE YIELDS
                     (Fully Taxable Equivalent - Annualized)
     ----------------------------------------------------------------------
                                         Unaudited
                                      Quarters Ended
                       ------------------------------------------------
                        Dec. 31,  Sept. 30, June 30,  Mar. 31, Dec. 31,
                          2005       2005      2005     2005     2004
                       --------- --------- --------- -------- --------
Earning assets
Loans
  Residential mortgage    5.15 %    5.06 %    5.04 %   5.10 %   5.05 %
  Commercial real
   estate                 6.96      6.68      6.34     5.93     5.88
  Commercial              7.12      6.92      6.51     6.43     5.79
  Auto loans              6.06      6.17      5.95     5.86     6.12
  Other consumer          6.71      5.70      5.75     5.43     5.07
    Total loans           6.15      5.91      5.83     5.73     5.61
Securities (1)            4.87      4.69      4.40     4.41     4.36
Short-term investments    3.96      3.50      2.91     2.67     2.28
    Total earning
     assets               5.83      5.60      5.44     5.31     5.23

Funding liabilities
Deposits
  NOW                     0.65      0.42      0.18     0.18     0.09
  Money Market            2.61      2.07      1.98     1.62     1.32
  Savings                 0.77      0.86      1.03     1.00     0.80
  Certificates of
   deposit                3.57      3.12      2.99     2.91     2.84
    Total interest
     bearing deposits     2.47      2.10      1.98     1.86     1.69
  Borrowings              3.85      3.81      3.65     3.24     3.05
    Total interest
     bearing
     liabilities          2.84      2.62      2.50     2.28     2.10

Net interest spread
 (FTE)                    2.99      2.98      2.94     3.03     3.13
Net interest margin
 (FTE)                    3.36      3.31      3.26     3.34     3.37

Cost of funds (2)         2.56      2.35      2.24     2.03     1.89

---------------------------------------------------------------------

    (1) Average balances and yields for securities available-for-sale are based on amortized cost. Securities yields are calculated on a fully-taxable equivalent basis.

    (2) Cost of funds includes all deposits and borrowings.

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
--------------------------------------------------------------------------------
                                          Unaudited
                                        Quarters Ended
              ------------------------------------------------------------------
                    Dec. 31,   Sept. 30,    June 30,     Mar. 31,     Dec. 31,
                      2005        2005        2005         2005         2004
--------------------------------------------------------------------------------
                                     (Dollars in thousands)

Net income       $    4,838   $    4,746   $   (4,608)  $    3,252   $    3,177
Less:  Gain on
 sale of
 securities,
 net                   (882)        (832)      (1,388)        (429)        (390)
Plus:
 Termination
 of ESOP                168            -        8,667            -            -
Plus:  Merger
 and
 conversion
 expense                352          828          963            -            -
Adj:  Income
 taxes                  119            1         (139)         150          125
                 ----------   ----------   ----------   ----------   ----------
Core income
 (A)                  4,595        4,743        3,495        2,973        2,912
Plus: Amort.
 Intang.
 Assets (net
 of taxes)              322          322          105           20            1
                 ----------   ----------   ----------   ----------   ----------
Tangible core
 income (B)      $    4,917   $    5,065   $    3,600   $    2,993   $    2,913
                 ==========   ==========   ==========   ==========   ==========
Total non-
 interest
 income          $    4,297   $    3,955   $    3,916   $    2,744   $    2,198
Less:  Gain on
 sale of
 securities,
 net                   (882)        (832)      (1,388)        (429)        (390)
                 ----------   ----------   ----------   ----------   ----------
Total core
 non-interest
 income (C)      $    3,415   $    3,123   $    2,528   $    2,315   $    1,808
                 ==========   ==========   ==========   ==========   ==========
Total non-
 interest
 expense         $   11,800   $   11,600   $   18,061   $    7,536   $    7,300
Less:
 Termination
 of ESOP               (168)           -       (8,667)           -            -
Less:  Merger
 and
 conversion
 expense               (352)        (828)        (963)           -            -
                 ----------   ----------   ----------   ----------   ----------
Core non-
 interest
 expense             11,280       10,772        8,431        7,536        7,300
Less:
 Amortization
 of intangible
 assets                (481)        (481)        (156)         (30)          (2)
                 ----------   ----------   ----------   ----------   ----------
Total core
 tangible non-
 interest
 expense (D)     $   10,799   $   10,291   $    8,275   $    7,506   $    7,298
                 ==========   ==========   ==========   ==========   ==========
Total average
 assets(E)       $2,032,098   $2,065,251   $1,563,945   $1,311,023   $1,313,532
Less:  Average
 intangible
 assets             (99,862)    (100,955)     (38,879)      (7,254)      (7,256)
                 ----------   ----------   ----------   ----------   ----------
Total average
 tangible
 assets(F)       $1,932,236   $1,964,296   $1,525,066   $1,303,769   $1,306,276
                 ==========   ==========   ==========   ==========   ==========
Total average
 stockholders'
 equity (G)      $  246,307   $  241,540   $  164,717   $  132,053   $  130,799
Less:  Average
 intangible
 assets             (99,862)    (100,955)     (38,879)      (7,254)      (7,256)
                 ----------   ----------   ----------   ----------   ----------
Total average
 tangible
 stockholders'
 equity (H)      $  146,445   $  140,585   $  125,838   $  124,799   $  123,543
                 ==========   ==========   ==========   ==========   ==========
Total assets,
 period-end      $2,035,553   $2,033,091   $2,066,593   $1,294,300   $1,310,115
Less:
 Intangible
 assets,
 period-end         (99,616)     (99,742)    (102,167)      (7,235)      (7,254)
                 ----------   ----------   ----------   ----------   ----------
Total tangible
 assets,
 period-end
 (I)             $1,935,937   $1,933,349   $1,964,426   $1,287,065   $1,302,861
                 ==========   ==========   ==========   ==========   ==========
Total stockholders'
 equity,
 period-end      $  246,066   $  245,637   $  244,497   $  128,426   $  131,736
Less:
 Intangible
 assets,
 period-end         (99,616)     (99,742)    (102,167)      (7,235)      (7,254)
                 ----------   ----------   ----------   ----------   ----------
Total tangible
 stockholders'
 equity,
 period-end
 (J)             $  146,450   $  145,895   $  142,330   $  121,191   $  124,482
                 ==========   ==========   ==========   ==========   ==========
Total shares
 outstanding,
 # in
 thousands(K)         8,540        8,564        8,594        5,835        5,874

Core return on
 tangible
 assets (B/F)          1.02%        1.04%        0.94%        0.91%        0.90%

Core return on
 tangible
 equity (B/H)         13.49        14.47        11.42         9.52         9.46

Core non-
 interest
 income to
 assets (C/E)          0.67         0.60         0.65         0.71         0.55

Core tangible
 non-interest
 exp to assets
 (D/E)                 2.13         1.99         2.12         2.29         2.22

Tangible
 stockholders'
 equity to
 tangible
 assets (J/I)          7.56         7.55         7.25         9.42         9.55

Tangible book
 value per
 share (J/K)         $17.15       $17.04       $16.56       $20.77       $21.19

Efficiency Ratio: is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income. The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

Note: Ratios are annualized and based on average balance sheet amounts, were applicable.